Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2010 Stock Incentive Plan, Non-qualified Stock Option Award (Inducement Grant) and the Restricted Stock Unit Award (Inducement Grant) of OptiNose, Inc. of our report dated March 5, 2020, with respect to the consolidated financial statements of OptiNose, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 9, 2020